UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2005 (August 8, 2005)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 8, 2005, Overland Storage, Inc. and Zeppole Acquisition Corp., a wholly owned subsidiary of Overland, entered into an agreement and plan of merger with Zetta Systems, Inc., a Washington corporation and a privately-owned developer of real-time data protection software for digital storage solutions, the shareholders of Zetta, and certain other equity holders and service providers of Zetta.

Pursuant to the merger agreement, Overland acquired Zetta through a merger of Zeppole Acquisition Corp. with and into Zetta.  The merger was completed on August 8, 2005, shortly after execution of the merger agreement.  Zetta is the surviving corporation of the merger and is now a wholly owned subsidiary of Overland.  Overland paid $9.0 million in cash as consideration in the merger, of which $1.35 million was placed into escrow to satisfy indemnification obligations of the shareholders and certain other recipients of payments in the merger.

The press release dated August 8, 2005 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                           Press release dated August 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: August 11, 2005	By: /s/ Vernon A. LoForti
Vernon A. LoForti
Vice President & CFO